                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  As independent public accountants, we hereby consent to the incorporation of our report dated March 12, 1996, related to the financial statements of Clinical Reference Systems, Ltd. as of December 31, 1995 and 1994, and for the years then ended, included in this Form 8-K filed by Access Health, Inc., dated February 6, 1997, and to all references to our Firm included in this Form 8-K, and to the incorporation by reference in the Registration Statements listed below:

  Form S-8 Nos. 33-48667, 33-65564, and 33-77320 pertaining to the 1989
  Incentive Stock Plan and 1991 Employee Stock Purchase Plan of Access Health Marketing, Inc.

  Form S-8 No. 33-91516 pertaining to the Access Health Marketing, Inc. 1995 Director Option Plan and 1991 Employee Stock Purchase Plan

  Form S-8 No. 333-04662 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan

  Form S-8 No. 333-18163 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan, Supplemental Stock Plan, and Informed Access Systems, Inc. Stock Option Plan

                                          Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
February 6, 1997